Exhibit 10.8

VERDANT EARTH TECHNOLOGIES LIMITED
ACN 624 824 791
(Company)

INCENTIVE OPTION PLAN

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION		3
	1.1	Definitions	3
	1.2	Interpretation	6

2.	PURPOSE		7

3.	COMMENCEMENT AND TERM		8

4.	OFFERS OF OPTIONS		8
	4.1	Offer	8
	4.2	Offer Document	8
	4.3	Personal Offer	8
	4.4	Nominee	9
	4.5	Minimum Contents of Offer Document	9
	4.6	Number of Options	9
	4.7	Consideration for grant of Options	9
	4.8	Option Exercise Price	9
	4.9	Vesting Conditions	10
	4.10	Share Restriction Period	10
	4.11	Deferred Taxation	10
	4.12	Quotation of Options	10
	4.13	Limit on Offers	10

5.	ACCEPTANCE OF OFFER		10
	5.1	Acceptance of Offer	10
	5.2	Board’s right to reject	10
	5.3	Participant Agrees to be Bound	11
	5.4	Lapse of Offer	11

6.	GRANT OF OPTIONS		11
	6.1	Grant of Options	11
	6.2	Approvals	11
	6.3	Restrictions on Transfers, Dealings and Hedging	11

7.	VESTING AND EXERCISE OF OPTIONS		12
	7.1	Vesting Conditions	12
	7.2	Vesting Condition Exceptions	12
	7.3	Exercise on Vesting	12
	7.4	One or Several Parcels	13
	7.5	Cashless Exercise	13

8.	ISSUE OF SHARES		14
	8.1	Issue of Shares	14
	8.2	Blackout Period, Takeover Restrictions and Insider Trading	14
	8.3	Withholding	14
	8.4	Rights attaching to Shares	14
	8.5	Share ranking	14
	8.6	Quotation on EXCHANGE	14
	8.7	Sale of Shares	15

9.	RESTRICTION ON DEALING IN SHARES		15
	9.1	Restriction Period	15
	9.2	Waiver of Restriction Period	15
	9.3	No disposal of Restricted Shares	15
	9.4	EXCHANGE Imposed Escrow	15
	9.5	Enforcement of Restriction Period	16
	9.6	Lapse of Restriction Period	16

10.	LAPSE OF OPTIONS		16
	10.1	Lapsing of Option	16
	10.2	Fraud and Related Matters	17

11.	EXCHANGE DUE TO CHANGE OF CONTROL		17

12.	PARTICIPATION RIGHTS AND REORGANISATIONS		17
	12.1	Participation Rights	17
	12.2	Adjustments for Reorganisation	18
	12.3	Notice of Adjustments	18
	12.4	Cumulative Adjustments	18

13.	OVERRIDING RESTRICTIONS ON ISSUE AND EXERCISE		18

14.	AMENDMENTS		19
	14.1	Power to amend Plan	19
	14.2	Adjustment to Option Terms	19
	14.3	Notice of amendment	19

15.	TRUST		19

16.	MISCELLANEOUS		20
	16.1	Rights and obligations of Participant	20
	16.2	Power of the Board	21
	16.3	Dispute or disagreement	21
	16.4	ASIC relief	21
	16.5	Non-residents of Australia	21
	16.6	Communication	22
	16.7	Attorney	22
	16.8	Costs and Expenses	23
	16.9	Adverse Tax	23
	16.10	Data protection	23
	16.11	Error in Allocation	23
	16.12	No fiduciary capacity	23
	16.13	EXCHANGE Listing Rules	23
	16.14	Enforcement	24
	16.15	Laws governing Plan	24

SCHEDULE 1 – OPTION plan – Offer document	25
SCHEDULE 2 – OPTION plan Acceptance Form	28
SCHEDULE 3 – Notice of exercise of options	30
SCHEDULE 4 – Valuation of Ordinary Shares	31

VERDANT  EARTH  TECHNOLOGIES LIMITED INCENTIVE OPTION P LAN

The Directors are empowered to operate the Verdant Earth Technologies Limited Incentive Option Plan (Plan) on the following terms and in accordance with the EXCHANGE Listing Rules (where applicable).  This Plan is a tax-deferred scheme.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

     For the purposes of the Plan, the following words have the following meanings.

Acceptance Form means the Acceptance Form by which an Eligible Participant or Nominee (as applicable) accepts an Offer for Options, in substantially the same form as set out in Schedule 2 or as otherwise approved by the Company from time to time.

ASIC means the Australian Securities and Investments Commission. Associated Body Corporate means:

(a)	a related body corporate (as defined in the Corporations Act) of the Company;

(b)	a body corporate which has an entitlement to not less than 20% of the voting Shares of the Company; and

(c)	a body corporate in which the Company has an entitlement to not less than 20% of the voting shares.

     Exchange means a recognised stock exchange.

     Exchange Listing Rules means the official Listing Rules of the Exchange as they apply to the Company from time to time.

     Blackout Period means a period when the Participant is prohibited from trading in the Company’s securities by the Company’s written policies.

     Board means the board of Directors of the Company or committee appointed by the Board for the purposes of the Plan.

Business Day means those days other than a Saturday, Sunday or public holiday in Western Australia and any other day which the EXCHANGE shall declare and publish is not a business day.

Change of Control means:

(a)	a bona fide Takeover Bid is declared unconditional and the bidder has acquired a Relevant Interest in at least 50.1% of the Company’s issued Shares;

(b)
a court approves, under Section 411(4)(b) of the Corporations Act, a proposed compromise or arrangement for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies; or

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(c)
in any other case, a person obtains Voting Power in the Company which the Board (which for the avoidance of doubt will comprise those Directors immediately prior to the person acquiring that Voting Power) determines, acting in good faith and in accordance with their fiduciary duties, is sufficient to control the composition of the Board.

Class Order means ASIC Class Order 14/1000 (or any amendment to or replacement of that Class Order).

Closing Date means the date on which an Offer is stated to close.

Company means Verdant Earth Technologies Limited (ACN 624 824 791).

Corporations Act means the Corporations Act 2001 (Cth), as amended from time to time.

Director means any person occupying the position of a director of any Group Company (including an alternate director or managing director appointed in accordance with the relevant constitution).

Eligible Participant means:

(d)	a Director (whether executive or non-executive) of any Group Company;

(e)	a full or part time employee of any Group Company;

(f)	a casual employee or contractor of a Group Company to the extent permitted by the Class Order; or

(g)
a prospective participant, being a person to whom the Offer is made but who can only accept the Offer if an arrangement has been entered into that will result in the person becoming an Eligible Participant under Rules (a), (b) or (c) above, who is declared by the Board to be eligible to receive grants of Options under the Plan.

Expiry Date means, in respect of an Option, the date that the Option lapses, (if it has not already otherwise lapsed in accordance with the Plan).

Grant Date means, in relation to an Option, the date on which the Option is granted.

Group means the Company and each Associated Body Corporate.

Group Company means the Company or any Associated Body Corporate.

Holding Lock has the meaning given to that term in the Exchange Listing Rules.

Marketable Parcel has the meaning given to that term in the Exchange Listing Rules.

Nominee means a nominee of an Eligible Participant that is one of the following:

(h)
an immediate family member of the Eligible Participant or (subject to Board approval) a trustee of an Eligible Participant’s family trust whose beneficiaries are limited to the Eligible Participant and/or the Eligible Participant’s immediate family members;

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(i)	a company whose members comprise no persons other than the Eligible Participant or immediate family members of the participant; or

(j)	a corporate trustee of a self-managed superannuation fund (within the meaning of the Superannuation Industry (Supervision) Act 1993) where the Eligible Participant is a director of the trustee.

Offer means an offer made to an Eligible Participant to be granted one or more Options under the Plan as set out in an Offer Document.

Offer Document means an offer document in substantially the same form as set out in Schedule 2, or such other form as required by the Board from time to time consistent with the Corporations Act and the Class Order.

Option means an option granted pursuant to these Rules to subscribe for a Share upon and subject to the terms of these Rules and the terms of any applicable Offer.

Option Exercise Price means the exercise price of an Option, as determined in accordance with Rule 4.8.

Participant means an Eligible Participant to whom Options have been granted under the Plan or, if Rule 4.4 applies, a Nominee of the Eligible Participant to whom Options have been granted under the Plan.

Plan means the plan as set out in this document, subject to any amendments or additions made under Rule 14.

Redundancy means termination of the employment, office or engagement of a Relevant Person due to economic, technological, structural or other organisational change:

(k)	the Group no longer requires the duties and responsibilities carried out by the Relevant Person to be carried out by anyone; or

(l)	the Group no longer requires the position held by the Relevant Person to be held by anyone.

Relevant Person means:

(a)	in respect of an Eligible Participant, that person; and

(b)	in respect of a Nominee of an Eligible Participant, that Eligible Participant.

Restriction Period means the period during which a Share issued on the exercise of an Option cannot be transferred or otherwise dealt with in accordance with Rule 9.1.

Restricted Shares means Shares issued on the exercise of an Option granted under the Plan that the Board has determined are subject to a Restriction Period.

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Retirement means where a Relevant Person intends to permanently cease all gainful employment in circumstances where the Relevant Person provides, in good faith, a written statutory declaration to the Board to that effect.

Rules means the rules of the Plan set out in this document.

Severe Financial Hardship means the Relevant Person is unable to provide themselves, their family or other dependents with basic necessities such as food, accommodation and clothing, including as a result of family tragedy, financial misfortune, serious illness, impacts of natural disaster and other serious or difficult circumstances.

Share means a fully paid ordinary share in the Company.

Shareholder means a holder of Shares.

Special Circumstances means:

(a)	a Relevant Person ceasing to be an Eligible Participant due to:

(i)	death or Total or Permanent Disability of a Relevant Person; or

(ii)	Retirement or Redundancy of a Relevant Person;

(b)	a Relevant Person suffering Severe Financial Hardship;

(c)	any other circumstance stated to constitute “Special Circumstances” in the terms of the relevant Offer made to and accepted by the Participant; or

(d)
any other circumstances determined by the Board at any time (whether before or after the Offer) and notified to the relevant Participant which circumstances may relate to the Participant, a class of Participant, including the Participant or particular circumstances or class of circumstances applying to the Participant.

Takeover Bid means a takeover bid (as defined in the Corporations Act).

Total and Permanent Disability means that the Relevant Person has, in the opinion of the Board, after considering such medical and other evidence as it sees fit, become incapacitated to such an extent as to render the Relevant Person unlikely ever to engage in any occupation with the Company or its Associated Bodies Corporate for which he or she is reasonably qualified by education, training or experience.

Vesting Condition means, in respect of an Option, any condition set out in the Offer which must be satisfied (unless waived by the Board in accordance with this Plan) before that Option can be exercised or any other restriction on exercise of that Option specified in the Offer or in these Rules.

Voting Power has the meaning given to that term in Section 9 of the Corporations Act.

1.2	Interpretation

In this Plan unless the context otherwise requires:

(a)	headings are for convenience only and do not affect the interpretation of this Plan;

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(b)
any reference in the Plan to any enactment of the Exchange Listing Rules includes a reference to that enactment or those Exchange Listing Rules as from time to time amended, consolidated, re-enacted or replaced;

(c)	the singular includes the plural and vice versa;

(d)	any words denoting one gender include the other gender;

(e)	where any word or phrase is given a definite meaning in this Plan, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a document includes all amendments or supplements to that document;

(iii)	a Rule is a reference to a Rule of this Plan;

(iv)
a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(v)	an agreement other than this Plan includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(vi)	a monetary amount is in Australian dollars; and

(g)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day.

2.	PURPOSE

The purpose of the Plan is to:

(a)	assist in the reward, retention and motivation of Eligible Participants;

(b)	link the reward of Eligible Participants to performance and the creation of Shareholder value;

(c)	align the interests of Eligible Participants more closely with the interests of Shareholders by providing an opportunity for Eligible Participants to receive Shares;

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(d)	provide Eligible Participants with the opportunity to share in any future growth in value of the Company; and

(e)	provide greater incentive for Eligible Participants to focus on the Company’s longer term goals.

3.	COMMENCEMENT AND TERM

(a)	This Plan will commence on the date determined by resolution of the Board and will continue until terminated by the Board.

(b)
The Board may terminate the Plan at any time by resolution. Termination shall not affect the rights or obligations of a Participant or the Company which have arisen under the Plan before the date of termination and the provisions of the Plan relating to a Participant’s Options shall survive termination of the Plan until fully satisfied and discharged.

4.	OFFERS OF OPTIONS

4.1	Offer

(a)
The Board may, from time to time, in its absolute discretion, make a written offer to any Eligible Participant (including an Eligible Participant who has previously received an Offer) to apply for Options, upon the terms set out in the Plan and upon such additional terms and conditions as the Board determines (Offer).

(b)	In exercising that discretion, the Board may have regard to the following (without limitation):

(i)	the Eligible Participant’s length of service with the Group;

(ii)	the contribution made by the Eligible Participant to the Group;

(iii)	the potential contribution of the Eligible Participant to the Group; or

(iv)	any other matter the Board considers relevant.

(c)	For the avoidance of doubt, nothing in this document obliges the Company at any time to make an Offer, or further Offer, to any Eligible Participant.

4.2	Offer Document

An Offer must be made using an Offer Document.

4.3	Personal Offer

Subject to Rule 4.4, an Offer is personal and is not assignable.

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4.4	Nominee

(a)	Upon receipt of an Offer, an Eligible Participant may, by notice in writing to the Board, nominate a Nominee in whose favour the Eligible Participant wishes to renounce the Offer.

(b)	The Board may, in its discretion, resolve not to allow a renunciation of an Offer in favour of a Nominee without giving any reason for that decision.

4.5	Minimum Contents of Offer Document

An Offer Document must advise the Eligible Participant of the following minimum information regarding the Options:

(a)	the maximum number of Options that the Eligible Participant may apply for, or the formula for determining the number of Options that may be applied for;

(b)	the maximum number of Shares that the Participant is entitled to be issued on the exercise of each Options or the formula for determining the maximum number of Shares;

(c)	any applicable Vesting Conditions;

(d)	any Restriction Period the Board has resolved to apply to Shares issued on exercise of the Options;

(e)	when unvested Options will expire (Expiry Date);

(f)	the date by which an Offer must be accepted (Closing Date); and

(g)	any other information required by law or the Exchange Listing Rules or considered by the Board to be relevant to the Options or the Shares to be issued on the exercise of the Options.

4.6	Number of Options

(a)
Subject to Rule 4.13, the number of Options to be offered to an Eligible Participant from time to time will be determined by the Board in its discretion and in accordance with applicable law and the Exchange Listing Rules.

(b)	Each Option will entitle the holder to subscribe for and be allotted one Share.

4.7	Consideration for grant of Options

Unless the Options are quoted on the Exchange, Options issued under the Plan will be issued for no more than nominal cash consideration.

4.8	Option Exercise Price

(a)	Subject to Rule 4.8(b), in respect of any Offer, the Board may determine the Option Exercise Price (if any) for an Option offered under that Offer in its absolute discretion.

(b)
To the extent the Exchange Listing Rules specify or require a minimum price, the Option Exercise Price in respect of an Option offered under an Offer must not be less than any minimum price specified in the Exchange Listing Rules.

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4.9	Vesting Conditions

An Option may be made subject to Vesting Conditions as determined by the Board in its discretion and as specified in the Offer for the Option.

4.10	Share Restriction Period

A Share issued on exercise of an Option may be subject to a Restriction Period as determined by the Board in accordance with Rule 9 of this Plan.

4.11	Deferred Taxation

Subdivision 83A-C of the Income Tax Assessment Act 1997 applies to the Plan except to the extent an Offer provides otherwise. For the absence of doubt, this Plan is a tax- deferred scheme.

4.12	Quotation of Options

Options will not be quoted on the Exchange, except to the extent provided for by this Plan or unless the Offer provides otherwise.

4.13	Limit on Offers

The Company must have reasonable grounds to believe, when making an Offer, that the number of Shares to be received on exercise of Options offered under an Offer, when aggregated with the number of Shares issued or that may be issued as a result of offers made in reliance on the Class Order at any time during the previous 3 year period under an employee incentive scheme covered by the Class Order or an ASIC exempt arrangement of a similar kind to an employee incentive scheme, will not exceed 5% of the total number of Shares on issue at the date of the Offer.

5.	ACCEPTANCE OF OFFER

5.1	Acceptance of Offer

An Eligible Participant (or permitted Nominee) may accept an Offer in whole or in part, by signing and returning an Acceptance Form to the Company no later than the Closing Date.

5.2	Board’s right to reject

(a)	The Board may accept or reject any Acceptance Form in its absolute discretion.

(b)
Before accepting or rejecting the Acceptance Form, the Board may require the applicant to provide any information that the Board requests concerning the person’s entitlement to lodge an Acceptance Form under this Plan.

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(c)	The Board must promptly notify an applicant if an Acceptance Form has been rejected, in whole or in part.

5.3	Participant Agrees to be Bound

(a)
An Eligible Participant, by submitting an Acceptance Form, agrees to be bound by the terms and conditions of the Offer and the Acceptance Form, the Plan and the Constitution of the Company, as amended from time to time.

(b)
If the Board resolves to allow a renunciation of an Offer in favour of a Nominee, the Eligible Participant will procure that the permitted Nominee accepts the Offer made to that Eligible Participant and that both the Eligible Participant and the Nominee agree to be bound by the terms and conditions of the Offer and Acceptance Form, the Plan and the Constitution of the Company, as amended from time to time.

5.4	Lapse of Offer

To the extent an Offer is not accepted in accordance with Rule 5.1, the Offer will lapse on the date following the Closing Date, unless the Board determines otherwise.

6.	GRANT OF OPTIONS

6.1	Grant of Options

(a)
Subject to Rule 6.2, once the Board has received and accepted a duly signed and completed Acceptance Form for Options, the Company must, provided the Eligible Participant to whom the Offer was made remains an Eligible Participant, promptly grant Options to the applicant, upon the terms set out in the Offer, the Acceptance Form and the Plan and upon such additional terms and conditions as the Board determines.

(b)	The Company will, within a reasonable period after the Grant Date of the Options, issue the applicant with a certificate evidencing the grant of the Options.

6.2	Approvals

The Company’s obligation to grant Options is conditional on:

(a)	the grant of the Options complying with all applicable legislation and the Exchange Listing Rules; and

(b)	all necessary approvals required under any applicable legislation and the Exchange Listing Rules being obtained prior to the grant of the Options.

6.3	Restrictions on Transfers, Dealings and Hedging

(a)	Subject to the Exchange Listing Rules, an Option granted under the Plan is only transferable, assignable or able to be otherwise disposed or encumbered:

(i)	in Special Circumstances with the consent of the Board (which may be withheld in its absolute discretion); or

(ii)	by force of law upon death to the Participant’s legal personal representative or upon bankruptcy to the Participant’s trustee in bankruptcy.

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(b)	A Participant must not enter into any arrangement for the purpose of hedging, or otherwise affecting their economic exposure, to their Option.

(c)
Where the Participant purports to transfer, assign, mortgage, charge or otherwise dispose or encumber an Option, other than in accordance with Rule 6.3(a), or hedge an Option contrary to Rule 6.3(b), the Option immediately lapses.

7.	VESTING AND EXERCISE OF OPTIONS

7.1	Vesting Conditions

(a)
Subject to Rules 7.2 and 7.3, an Option granted under the Plan will not vest and be exercisable unless the Vesting Conditions (if any) attaching to that Option have been satisfied and the Board has notified the Participant of that fact.

(b)	The Board must notify a Participant in writing within 10 Business Days of becoming aware that any Vesting Condition attaching to an Option has been satisfied.

7.2	Vesting Condition Exceptions

Notwithstanding Rule 7.1, the Board may in its absolute discretion, by written notice to a Participant, resolve to waive any of the Vesting Conditions applying to Options due to:

(a)	Special Circumstances arising in relation to a Relevant Person in respect of those Options;

(b)	a Change of Control occurring;

(c)	the Company passing a resolution for voluntary winding up, or an order is made for the compulsory winding up of the Company,

in which case Rule 7.3 applies.

7.3	Exercise on Vesting

A Participant (or their personal legal representative where applicable) may, subject to the terms of any Offer, exercise any vested Option at any time after the Board notifies that the Option has vested and before it lapses by providing the Company with:

(a)
the certificate for the Options or, if the certificate for the Options has been lost, mutilated or destroyed, a declaration to that effect, accompanied by an indemnity in favour of the Company against any loss, costs or expenses which might be incurred by the Company as a consequence of its relying on the declaration that the certificate has been lost, mutilated or destroyed;

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(b)
a notice in the form of Schedule 3 addressed to the Company and signed by the Participant stating that the Participant exercises the Options and specifying the number of Options which are exercised; and

(c)
payment to the Company in cleared funds of an amount equal to the Option Exercise Price multiplied by the number of Options which are being exercised, unless there is no exercise price payable in respect of the Options to be exercised.

7.4	One or Several Parcels

Options may be exercised in one or more parcels of any size, provided that the number of Shares issued upon exercise of the number of Options in any parcel is not less than a Marketable Parcel.

7.5	Cashless Exercise

The Participant may specify in an Exercise Notice that it does not wish to pay the Exercise Price in connection with some or all of the Options being exercised, in which case the number of Shares which would otherwise be issued by the Company to the Participant is reduced in accordance with the following formula

Where:

AS = the adjusted number of Shares to be issued to the FP Option Holder in accordance with this clause.

OS = the number of Shares the FP Option Holder would have received in accordance with clause (a).

AEP =the Aggregate Exercise Price (in dollars).

SP  =   as per Schedule 4.

Options may be exercised in one or more parcels of any size, provided that the number of Shares issued upon exercise of the number of Options in any parcel is not less than a Marketable Parcel.

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8.	ISSUE OF SHARES

8.1	Issue of Shares

If the items specified in Rule 7.3 are delivered in accordance with that Rule, the Company will, subject to the Corporations Act, the EXCHANGE Listing Rules, this Plan and any applicable Offer:

(a)
within 10 Business Days of delivery of the documents referred to in Rule 7.3 issue to the Participant the Shares credited as being fully paid in respect of which the Options are exercised, together with any additional Shares an entitlement to which has arisen under Rule 12 in consequence of the exercise of the Options; and

(b)
cancel the certificate delivered pursuant to Rule 7.3 and, if any Options which have not lapsed remain unexercised, deliver to the Participant a replacement certificate reflecting the number of those Options which remain unexercised.

8.2	Blackout Period, Takeover Restrictions and Insider Trading

If the issue of Shares on exercise of an Option would otherwise fall within a Blackout Period, or breach the insider trading or takeover provisions of the Corporations Act, the Company may delay the issue of the Shares until 10 Business Days following the expiration, as applicable, of the Blackout Period or the day on which the insider trading or takeover provisions no longer prevent the issue of the Shares.

8.3	Withholding

If a Participant is liable for tax, duties or other amounts on the vesting or exercise of their Options, and the Company is liable to make a payment to the appropriate authorities on account of that liability, unless the Participant and the Company agree otherwise, the Company must issue and sell such number of Shares which would otherwise be issued and allocated to the Participant so that the net proceeds of sale equal the payment the Company is required to pay to the appropriate authorities.

8.4	Rights attaching to Shares

A Participant will, from and including the issue date of Shares under this Plan, be the legal owner of the Shares issued in respect of them and will be entitled to dividends and to exercise voting rights attached to the Shares.

8.5	Share ranking

All Shares issued under the Plan will rank equally in all respects with the Shares of the same class for the time being on issue except as regards any rights attaching to such Shares by reference to a record date prior to the date of their issue.

8.6	Quotation on Exchange

(a)
If Shares of the same class as those issued under the Plan are quoted on the Exchange, the Company will, subject to the Exchange Listing Rules, apply to the Exchange for those Shares to be quoted on Exchange within the later of 10 Business Days after:

(i)	the date the Shares are issued; and

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(ii)	the date any Restriction Period that applies to the Shares ends.

(b)	The Company will not apply for quotation of any Options on the Exchange.

8.7	Sale of Shares

(a)
Subject to Rule 9 (Restriction on Dealing in Shares), there will be no transfer restrictions on Shares issued under the Plan unless the sale, transfer or disposal by the Participant of the Shares issued to them on exercise of the Options (or any interest in them) would require the preparation of a disclosure document (as that term is defined in the Corporations Act).

(b)
If a disclosure document is required, the Participant agrees to enter into such arrangements with the Company as the Board considers appropriate to prevent the sale, transfer or disposal of the relevant Shares in a manner that would require a disclosure document to be prepared.

(c)
The Company will issue, where required to enable Shares issued on exercise of Options to be freely tradeable on the Exchange (subject to any Restriction Period), a cleansing statement under Section 708A(5) of the Corporations Act at the time Shares are issued. Where a cleansing statement is required, but cannot be issued, the Company will lodge a prospectus in relation to the Shares with ASIC which complies with the requirements of the Corporations Act and allows the Shares to be freely tradeable on the EXCHANGE (subject to any Restriction Period).

9.	RESTRICTION ON DEALING IN SHARES

9.1	Restriction Period

Subject to clause 9.4, the Board may, in its discretion, determine at any time up until exercise of Options, that a restriction period will apply to some or all of the Shares issued to a Participant on exercise of those Options (Restricted Shares), up to a maximum of seven (7) years from the Grant Date of the Options (Restriction Period).

9.2	Waiver of Restriction Period

Subject to clause 9.4, the Board may, in its sole discretion, having regard to the circumstances at the time, waive a Restriction Period determined pursuant to Rule 9.1.

9.3	No disposal of Restricted Shares

A Participant must not dispose of or otherwise deal with any Shares issued to them under the Plan while they are Restricted Shares.

9.4	Exchange Imposed Escrow

The Company must impose a Restriction Period on Shares to the extent necessary to comply with any escrow restrictions imposed by the Exchange Listing Rules.

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9.5	Enforcement of Restriction Period

(a)	The Company may implement any procedure it considers appropriate to restrict a Participant from dealing with any Restricted Shares for as long as those Shares are Restricted Shares.

(b)	The Participant agrees to:

(i)	execute an Exchange restriction agreement in relation to the Restricted Shares reflecting any Restriction Period applying to the Restricted Shares under the Plan;

(ii)
the Company lodging the share certificates for Restricted Shares (where issuer sponsored) with a bank or recognised trustee to hold until the expiry of any Restriction Period applying to the Restricted Shares or until the Restricted Shares are otherwise released from restrictions (at which time the Company shall arrange for the share certificates to be provided to the Participant); and

(iii)
the application of a Holding Lock over Restricted Shares until any Restriction Period applying to the Restricted Shares under the Plan has expired (at which time the Company shall arrange for the Holding Lock to be removed).

9.6	Lapse of Restriction Period

When a Share ceases to be a Restricted Share, all restrictions on disposing of or otherwise dealing or purporting to deal with that Share provided in or under these Rules will cease.

10.	LAPSE OF OPTIONS

10.1	Lapsing of Option

An Option will lapse upon the earlier to occur of:

(a)	an unauthorised dealing in, or hedging of, the Option occurring, as governed by Rule 6.3(c);

(b)
a Vesting Condition in relation to the Option is not satisfied by the due date, or becomes incapable of satisfaction, as determined by the Board in its absolute discretion, unless the Board exercises its discretion to waiver the Vesting Condition and vest the Option under Rule 7.2 (Vesting Condition Exceptions) or clause 10.1(c)(ii) applies;

(c)	in respect of unvested Options only, a Relevant Person ceases to be an Eligible Participant, unless the Board:

(i)	exercises its discretion to vest the Option under Rule 7.2 (Vesting Condition Exceptions); or

20210630 Verdant Incentive Option Plan

(ii)	in its absolute discretion, resolves to allow the unvested Options to remain unvested after the Relevant Person ceases to be an Eligible Participant;

(iii)
in respect of vested Options only, a Relevant Person ceases to be an Eligible Participant and the Option granted in respect of that Relevant Person is not exercised within one (1) month (or such later date as the Board determines) of the date the Relevant Person ceases to be an Eligible Participant;

(d)	the Board deems that an Option lapses due to fraud, dishonesty or other improper behaviour of the holder/Eligible Participant under Rule 10.2 (Fraud and Related Matters);

(e)	the Company undergoes a Change of Control or a winding up resolution or order is made, and the Option does not vest in accordance with Rule 7.2 (Vesting Condition Exceptions); and

(f)	the Expiry Date of the Option.

10.2	Fraud and Related Matters

Notwithstanding any other provision of this document, where a Relevant Person:

(a)	in the opinion of the Board, acts fraudulently or dishonestly, is grossly negligent, demonstrates serious and wilful misconduct, or causes a material adverse effect on the reputation of the Company;

(b)	has his or her employment or office terminated due to serious or wilful misconduct or otherwise for cause without notice; or

(c)	becomes ineligible to hold his or her office due to Part 2D.6 of the Corporations Act,

the Board may, by written notice to the Participant, deem any unvested, or vested but unexercised, Options of the Participant to have lapsed or require the Participant to do all such things necessary to cancel any Shares issued on exercise of the Participant’s Options.

11.	EXCHANGE DUE TO CHANGE OF CONTROL

If a company (Acquiring Company) obtains control of the Company as a result of a Change of Control and both the Company and the Acquiring Company agree, a Participant may, in respect of any vested Options that are exercised, be provided with shares of the Acquiring Company, or its parent, in lieu of Shares, on substantially the same terms and subject to substantially the same conditions as the Shares, but with appropriate adjustments to the number and kind of shares subject to the Options.

12.	PARTICIPATION RIGHTS AND REORGANISATIONS

12.1	Participation Rights

(a)
There are no participating rights or entitlements inherent in the Options and holders will not be entitled to participate in new issues of capital offered to Shareholders during the currency of the Options without exercising the Options.

20210630 Verdant Incentive Option Plan

(b)	An Option does not confer the right to a change in Exercise Price or in the number of underlying Shares over which the Option can be exercised.

(c)
The Company will ensure that, for the purposes of determining entitlements to any such issue, the record date will be at least six (6) Business Days after the issue is announced. This will give Option holders the opportunity to exercise their Options prior to the date for determining entitlements to participate in any such issue.

(d)	A Participant who is not a Shareholder is not entitled to:

(i)	notice of, or to vote or attend at, a meeting of the Shareholders of the Company; or

(ii)	receive any dividends declared by the Company,

unless and until any Option is exercised and the Participant holds Shares that provide the right to notice and dividends.

12.2	Adjustments for Reorganisation

If at any time the capital of the Company is reorganised (including consolidation, subdivision, reduction or return), the terms of the Options will be changed in a manner consistent with the Corporations Act and the Exchange Listing Rules at the time of the reorganisation.

12.3	Notice of Adjustments

Whenever the number of Shares to be issued on exercise of an Option or the Option Exercise Price is adjusted pursuant to these Rules, the Company will give notice of the adjustment to the Participant and Exchange together with calculations on which the adjustment is based.

12.4	Cumulative Adjustments

Effect will be given to Rule 12.3 in such manner that the effect of the successive applications of them is cumulative, with the intention being that the adjustments they progressively effect will reflect previous adjustments.

13.	OVERRIDING RESTRICTIONS ON ISSUE AND EXERCISE

Notwithstanding the Rules or the terms of any Option, no Option may be offered, granted or exercised and no Share may be issued under the Plan if to do so:

(a)	would contravene the Corporations Act, the Exchange Listing Rules or any other applicable law; or

(b)
would contravene the local laws or customs of an Eligible Participant’s country of residence or in the opinion of the Board would require actions to comply with those local laws or customs which are impractical.

20210630 Verdant Incentive Option Plan

14.	AMENDMENTS

14.1	Power to amend Plan

Subject to Rule 14.2, the Corporations Act and the Exchange Listing Rules:

(a)	the Board may, at any time, by resolution amend or add to all or any of the provisions of the Plan, an Offer or the terms or conditions of any Options granted under the Plan; and

(b)	any amendment may be given such retrospective effect as is specified in the written instrument or resolution by which the amendment is made.

14.2	Adjustment to Option Terms

No adjustment or variation of the terms of an Option will be made without the consent of the Participant who holds the relevant Option if such adjustment or variation would have a materially prejudicial effect upon the Participant (in respect of his or her outstanding Options), other than an adjustment or variation introduced primarily:

(a)	for the purpose of complying with or conforming to present or future State, Territory or Commonwealth legislation governing or regulating the maintenance or operation of the Plan or like plans;

(b)	to correct any manifest error or mistake;

(c)
to enable a member of the Group to comply with the Corporations Act, the EXCHANGE Listing Rules, applicable foreign law, or a requirement, policy or practice of the ASIC or other foreign or Australian regulatory body; or

(d)
to take into consideration possible adverse taxation implications in respect of the Plan, including changes to applicable taxation legislation or the interpretation of that legislation by a court of competent jurisdiction or any rulings from taxation authorities administering such legislation.

14.3	Notice of amendment

As soon as reasonably practicable after making any amendment under Rule 14, the Board will give notice in writing of that amendment to any Participant affected by the amendment.

15.	TRUST

(a)
The Board may, at any time, establish a trust for the sole purpose of acquiring and holding Shares in respect of which a Participant may exercise, or has exercised, vested Options, including for the purpose of enforcing the disposal restrictions and appoint a trustee to act as trustee of the trust.

(b)	The trustee will hold the Shares as trustee for and on behalf of a Participant as beneficial owner upon the terms of the trust.

(c)	The Board may at any time amend all or any of the provisions of this Plan to effect the establishment of a trust and the appointment of a trustee as detailed in this Rule.

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16.	MISCELLANEOUS

16.1	Rights and obligations of Participant

(a)
The rights and obligations of an Eligible Participant under the terms of their office, employment or contract with a Group Company are not affected by their participating in the Plan. This Plan will not form part of, and are not incorporated into, any contract of any Eligible Participant (whether or not they are an employee of a Group Company).

(b)	No Participant will have any rights to compensation or damages in consequence of:

(i)
the termination, for any reason, of the office, employment or other contract with a Group Company of the Participant (or, where the Participant is a Nominee of the Eligible Participant, that Eligible Participant) where those rights arise, or may arise, as a result of the Participant ceasing to have rights under the Plan as a result of such termination; or

(ii)	the lapsing of Options in accordance with this Plan.

(c)	Nothing in this Plan, participation in the Plan or the terms of any Option:

(i)	affects the rights of any Group Company to terminate the employment, engagement or office of an Eligible Participant or a Participant (as the case may be);

(ii)	affects the rights and obligations of any Eligible Participant or Participant under the terms of their employment, engagement or office with any Group Company;

(iii)	confers any legal or equitable right on an Eligible Participant or a Participant whatsoever to take action against any Group Company in respect of their employment, engagement or office;

(iv)
confers on an Eligible Participant or a Participant any rights to compensation or damages in consequence of the termination of their employment, engagement or office by any Group Company for any reason whatsoever including ceasing to have rights under the Plan as a result of such termination; or

(v)
confers any responsibility or liability or any Group Company or its directors, officers, employees, representatives or agents in respect of any taxation liabilities of the Eligible Participant or Participant.

(d)
If a Vesting Condition attached to an Option requires a Participant to remain an employee of a Group Company, then the Participant will be treated as having ceased to be an employee of a Group Company at such time the Participant’s employer ceases to be a Group Company.

20210630 Verdant Incentive Option Plan

(e)
A Participant who is granted an approved leave of absence and who exercises their right to return to work under any applicable award, enterprise agreement, other agreement, statute or regulation before the exercise of an Option under the Plan will be treated for those purposes as not having ceased to be such an employee.

16.2	Power of the Board

(a)	The Plan is administered by the Board which has power to:

(i)	determine appropriate procedures for administration of the Plan consistent with this Plan; and

(ii)	delegate to any one or more persons, for such period and on such conditions as it may determine, the exercise of any of its powers or discretions arising under the Plan.

(b)
Except as otherwise expressly provided in this Plan, the Board has absolute and unfettered discretion to act, or refrain from acting, under or in connection with the Plan or any Options under the Plan and in the exercise of any power or discretion under the Plan.

16.3	Dispute or disagreement

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan or to any Options granted under it, the decision of the Board is final and binding.

16.4	ASIC relief

(a)
Notwithstanding any other provisions of the Plan, every covenant or other provisions set out in an exemption or modification granted from time to time by ASIC in respect of the Plan pursuant to its power to exempt and modify the Corporations Act and required to be included in the Plan in order for that exemption or modification to have full effect, is deemed to be contained in the Plan.

(b)
To the extent that any covenant or other provision deemed by this Rule to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision shall prevail.

16.5	Non-residents of Australia

(a)
The Board may adopt additional rules of the Plan applicable in any jurisdiction outside Australia under which rights offered under the Plan may be subject to additional or modified terms, having regard to any securities, exchange control or taxation laws or regulations or similar factors which may apply to the Participant or to any Group Company in relation to the rights. Any additional rule must conform to the basic principles an Option of the Plan.

20210630 Verdant Incentive Option Plan

(b)
When is granted under the Plan to a person who is not a resident of Australia the provisions of the Plan apply subject to such alterations or additions as the Board determines having regard to any securities, exchange control or taxation laws or regulation or similar factors which may apply to the Participant or to any Group Company in relation to the Option.

16.6	Communication

(a)	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post or facsimile:

(i)	in the case of a company, to its registered office;

(ii)	in the case of an individual, to the individual’s last notified address; or

(iii)
where a Participant is a Director or employee of a Group Company, either to the Participant’s last known address or to the address of the place of business at which the Participant performs the whole or substantially the whole of the duties of the Participant’s office of employment.

(b)
Where a notice or other communication is given by post, it is deemed to have been received 48 hours after it was put into the post properly addressed and stamped. Where a notice or other communication is given by facsimile, it is deemed to have been received on completion of transmission. Where a notice is given by electronic transmission, the notice is taken to have been received at the time the electronic transmission is sent.

16.7	Attorney

Each Participant:

(a)
irrevocably appoints the Company and any person nominated from time to time by the Company (each an attorney), severally, as the Participant’s attorney to complete and execute any documents, including applications for Shares and Share transfers, and to do all acts or things on behalf of and in the name of the Participant which may be convenient or necessary for the purpose of giving effect to the provisions of this Plan;

(b)	covenants that the Participant will ratify and confirm any act or thing done pursuant to this power;

(c)	releases each Group Company and the attorney from any liability whatsoever arising from the exercise of the powers conferred by this Rule; and

(d)	indemnifies and holds harmless each Group Company and the attorney in respect thereof.

20210630 Verdant Incentive Option Plan

16.8	Costs and Expenses

The Company will pay all expenses, costs and charges in relation to the establishment, implementation and administration of the Plan, including all costs incurred in or associated with the issue or purchase of Shares for the purposes of the Plan.

16.9	Adverse Tax

Where a Participant may suffer an adverse taxation consequence as a direct result of participating in the Plan that was not apparent to the Participant or the Company at the time the Participant was issued Plan Shares under the Plan, the Board may, in its absolute discretion, agree to compensate the Participant in whole or in part.

16.10	Data protection

By lodging an Acceptance Form, each Participant consents to the holding and processing of personal data provided by the Participant to any Group Company for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a)	administering and maintaining Participants’ records;

(b)	providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(c)	providing information to future purchasers of the Company or the business in which the Participant works; and

(d)	transferring information about the Participant to a country or territory outside Australia.

16.11	Error in Allocation

If any Options are provided under this Plan in error or by mistake to a person (Mistaken Recipient) who is not the intended recipient, the Mistaken Recipient shall have no right or interest, and shall be taken never to have had any right or interest, in those Options and those Options will immediately lapse.

16.12	No fiduciary capacity

The Board may exercise any power or discretion conferred on it by this Plan in the interest or for the benefit of the Company, and in so doing the Board is not required to act in the interests of another person or as requested by another person and will not be under any fiduciary obligation to another person.

16.13	EXCHANGE Listing Rules

While the Company remains admitted to the Exchange, the provisions of the Exchange Listing Rules of the Exchange will apply to the Plan, and to the extent that the Plan and the Exchange Listing Rules are inconsistent, the provisions of the Exchange Listing Rules will prevail.

20210630 Verdant Incentive Option Plan

16.14	Enforcement

This Plan, any determination of the Board made pursuant to this Plan, and the terms of any Options granted under the Plan, will be deemed to form a contract between the Company and the Participant.

16.15	Laws governing Plan

(a)	This Plan, and any Options issued under it, are governed by the laws of Western Australia and the Commonwealth of Australia.

(b)	The Company and the Participants submit to the non-exclusive jurisdiction of the courts of Western Australia.

20210630 Verdant Incentive Option Plan

SCHEDULE 1  –  OPTION PLAN  –  OFFER  DOCUMENT

[insert date]

[Name and address of Eligible Participant]

Dear [*]

VERDANT EARTH TECHNOLOGIES LIMITED – INCENTIVE OPTION PLAN

The board of directors of Verdant Earth Technologies Limited (ACN 110 005 822) (Company) is pleased to make an offer to you of Options under its Incentive Option Plan (Plan) on the terms of this offer letter (Offer). Terms used in this Offer have the same meaning as used in the Plan.

The Company is pleased to advise you of the following:

(a)	this Offer is subject to the terms and conditions of the Plan, a copy of which is attached to this Offer;

(b)	subject to the following, the Company is willing to offer you the following Options, with the following Option Exercise Price and Expiry Date, and subject to the following Vesting Conditions:

[insert details of Options, Option Exercise Price, Expiry Date and Vesting Conditions]

(c)
the grant of the Options is subject to the terms of the Plan, including the Company obtaining any necessary Shareholder approvals and you remaining an Eligible Participant at the time the Options are to be granted and (subject to a number of exceptions), exercised and converted into Shares;

(d)	the Options under the Plan will be granted to you for [nil] cash consideration;

(e)	the Shares issued on exercise of the Options[ will be subject to the following Restriction Periods/will not be subject to any Restriction Periods]:

(i)	[insert];

(ii)	[insert];

(f)	this Offer remains open for acceptance by you until 5pm WST on [insert date] (Closing Date) at which time the Offer will close and lapse;

(g)	you may apply for the Options by filling out Acceptance Form below and returning to the Company Secretary before the Closing Date;

(h)
you may apply for the Options to be registered in your name, or in a Nominee’s name. Examples of acceptable Nominees are set out in the Plan. Please discuss this with the Company Secretary if you have any queries;

20210630 Verdant Incentive Option Plan

(i)	unless the Plan provides otherwise, the Shares to which you are entitled on exercise of the Options will be issued to you as soon as practicable after the exercise date;

(j)	Options are only transferrable in special circumstances as set out in the Plan;

(k)
the Company will apply for the Shares to be quoted on the Exchange in accordance with the Exchange Listing Rules within 10 Business Days of the later of the date the Shares are issued and the date any Restriction Period that applies to the Shares ends. The Shares may be subject to restrictions on disposal in accordance with the Plan in which case the Company will impose a Holding Lock with the Company’s share registry and the Shares will not be able to be traded until the Holding Lock is lifted by the Company;

(l)
the Company will issue, where required to enable Shares issued on exercise of Options to be freely tradeable on the Exchange (subject to any Restriction Period), a cleansing statement under Section 708A(5) of the Corporations Act at the time Shares are issued. Where a cleansing statement is required, but cannot be issued, the Company will have a prospectus available in relation to the Shares which complies with the requirements of the Corporations Act;

(m)
the Company undertakes that, during the period commencing on the date of this Offer and expiring on the Closing Date, it will, within a reasonable period of you so requesting, make available to you the current market price of the underlying Shares to which the Options relate; and

(n)
Subdivision 83A-C of the Income Tax Assessment Act 1997¸ which enables tax deferral on Options, will apply (subject to the conditions in that Act) to Options granted to an employee and qualifying contractors under this Offer.

The Company considers that this offer of Options will qualify to access the ‘start-up’ tax concessions in current tax legislation if you are an employee or qualifying contractor1, on the basis that:

●	the Company is an Australian company;

●	the Company (as issuer of the Options) is not listed on a recognised stock exchange;

●	the Company was incorporated on 6 March 2018, which is less than 10 years from the year of grant, and is not a member of a group where a company has been incorporated for longer than 10 years; and

●	the Company has an ‘aggregate group turnover’ of less than $50m in the financial year before the grant.

Accordingly, the Company understands that if you are an employee or qualifying contractor:

1 Refer to the Australian Tax Office web site at https://www.ato.gov.au/General/Employee-share-schemes/In-detail/Benefits- provided-to-non-employees/ESS---Employee-share-scheme-benefits-provided-to-non-employees/#H5

20210630 Verdant Incentive Option Plan

●	you will not be taxed on grant, vesting or exercise of the Options;

●	you will only be taxed on transfer of the shares or Options;

●	for capital gains tax (CGT) purposes, the Shares you receive on exercise of the Options will be deemed to have been acquired on the day the Options are granted; and

●
any gain or loss you make on disposal of the shares or Options will be assessed under the CGT rules. Provided you were granted the Options at least 12 months prior to disposing of the Shares or Options, you should be entitled to apply the CGT discount to reduce the gain, after applying any current or prior year capital losses.

There may also be other rules that need to be satisfied to receive concessional tax treatment. The Company will obtain legal advice if it becomes aware that there is any uncertainty as to whether it meets the qualifying criteria or if it redrafts provisions of the Incentive Option Plan.

You should be aware that the business, assets and operations of the Company are subject to certain risk factors that have the potential to influence the operating and financial performance of the Company in the future. These risks can impact on the value of an investment in the securities of the Company, including Options offered under the Plan, and Shares issued on exercise of the Options.

Any advice given by the Company in relation to the Options, or underlying Shares offered under the Plan, does not take into account your objectives, financial situation and needs (including financial or taxation issues).

This Offer and all other documents provided to you at the time of this Offer contain general advice only and you should consider obtaining your own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice. You are advised to seek independent professional advice regarding the Australian tax consequences of the grant of Options and the acquiring and disposing of any Shares that are issued on exercise of Options under the Plan according to your own particular circumstances.

Please confirm your (or your Nominee’s) acceptance of the Offer set out in this letter by completing the Acceptance Form below and returning it to the Company by no later than [insert].

Yours faithfully

[insert name]
For and on behalf of
Verdant Earth Technologies Limited

Encl.

20210630 Verdant Incentive Option Plan

SCHEDULE 2  –  OPTION PLAN  ACCEPTANCE  FORM

Verdant Earth Technologies Limited (ACN 624 824 791) (Company) has invited you (or your Nominee), by an offer dated [insert] (Offer), to apply for the grant under its Option Plan (Plan) of certain Options.

The person below hereby applies for the Option under the terms of the Offer, this Acceptance Form and the Plan.

Full Name:
Address:
Ph:	Email:

Tax file number(s) or exemption:

CHESS HIN (where applicable):

In applying for the grant of Option under the Offer, the person below acknowledges and agrees:

(a)	to be entered on the register of Option holders of the Company as the holder of the Option applied for, and any Shares issued on the exercise of the Option;

(b)	to be bound by the terms of the Constitution of the Company;

(c)	to be bound by the terms and conditions of the Plan;

(d)	to be bound by the terms and conditions of the Offer;

(e)	a copy of the full terms of the Plan has been provided to it;

(f)
that, by completing this Acceptance Form, it agrees to appoint the Company Secretary as its attorney to complete and execute any documents and do all acts on its behalf which may be convenient or necessary for the purpose of giving effect to the provisions of the Plan (if applicable);

(g)
that any tax liability arising from the Company accepting its application for Option under the Plan or the issue of Shares on exercise of the Option is its responsibility and not that of the Company; and

(h)
to the extent required by the terms of the Plan and the Exchange Listing Rules, to enter into any necessary restriction agreement in relation to any Shares provided on the exercise of the Option and to the placing of a Holding Lock on those Shares.

20210630 Verdant Incentive Option Plan

Where an individual

SIGNED by [INSERT NAME OF INDIVIDUAL]	)
in the presence of:	)

Signature of witness	Signature

Name of witness

Where an Australian company

EXECUTED by [INSERT COMPANY NAME]	)
ACN [INSERT ACN]	)
in accordance with section 127 of the	)
Corporations Act 2001 (Cth):	)

Signature of director	Signature of director/company secretary*

Name of director	Name of director/company secretary*

*please delete as applicable

20210630 Verdant Incentive Option Plan

SCHEDULE 3  –  NOTICE  OF EXERCISE  OF OPTIONS

To:	The Directors
Verdant Earth Technologies Limited

I/                                   We                           ____________________________________                                          of  ________________________________________   _______________________________________ being registered holder(s) of the options to acquire fully paid ordinary shares in the Company set out on the certificate annexed to this notice, hereby exercise _____________ of the abovementioned options. I/We enclose my/our cheque for $____________ in payment of the option exercise price due in respect of those options calculated on the basis of $______________ per option.

I/ We authorise and direct the Company to register me/us as the holder(s) of the shares to be allotted to me/us and I/we agree to accept such shares subject to the provisions of the Constitution of the Company.

Dated:

Signature of Holder(s)

Note:

1.	Each holder must sign.

2.
An application by a company must be executed in accordance with section 127 of the Corporations Act 2001 (Cth) and if signing for a company as a sole  director/secretary – ensure “sole director” and “sole secretary” is written beside the signature.

3.	Cheques should be made payable to [insert].

20210630 Verdant Incentive Option Plan

SCHEDULE 4  –  VALUATION OF ORDINARY SHARES

At the time of exercise by the holder, if a cashless conversion into ordinary shares of The Company (Shares) is nominated then the valuation of the Shares to be issued is to be calculated using the first available valuation method from the list below. The list is to be work through sequentially until an available alternative is determined.

1.	If the Shares of the Company are listed on a recognised stock exchange, the 30-day volume weight price per Share immediately prior to the date of exercise.

2.	If a placement of Shares by The Company has occurred in the prior 3 months to the date of exercise, then the placement value per Share.

3.
If a valuation of The Company’s business and assets has been prepared by an independent valuer engaged by the Board of The Company in the 3 months prior to the date of exercise, then the valuation per Share determined.

4.	A valuation prepared by the Board using a multiple of earnings calculated as follows:

a.	Earnings before Interest, Tax, Depreciation, Amortisation, and Financial Instruments expense (EBITDAF) is to be extracted from the last annual audited accounts of The Company.

b.	A valuation multiple determined by an independent valuer is to be applied to determine an enterprise value (EV).

c.
EV is to be reduced by the amount of short and long term interest bearing debt owed to unrelated parties of The Company (Equity Value), as show in the Statement of Financial Position from the last annual audited accounts of The Company.

d.	To determine a value per Share the Equity Value is to be divided by the number of Shares on issue at the date of conversion.

20210630 Verdant Incentive Option Plan